Exhibit q

The Hartford Mutual Funds, Inc. The Hartford Mutual Funds II, Inc. Hartford Series Fund, Inc. Hartford HLS Series Fund II, Inc. Hartford Funds NextShares Trust	Hartford Funds Master Fund Hartford Funds Exchange-Traded Trust Lattice Strategies Trust Hartford Schroders opportunistic income fund

POWER OF ATTORNEY

August 7, 2019

Each of the undersigned persons do hereby constitute and appoint as their attorney-in-fact and agent Walter F. Garger, Thomas R. Phillips, and Alice A. Pellegrino and each of them, with full power to act without the other, as the true and lawful attorney-in-fact and agent, with full and several power of substitution, of such undersigned person with authority to take any appropriate action to execute in the name of and on behalf of such undersigned person, and to file with the U.S. Securities and Exchange Commission (the “Commission”), registration statements on Form N-1A, Form N-2 or Form N-14, and any amendments thereto (including without limitation pre- and post-effective amendments), all applications for exemptive relief from state or federal regulations, and any and all amendments thereto, Forms 3, 4, 5 as may be required under Section 16 of the Securities Exchange Act of 1934, and any other forms of documents, and to perform any and all such acts as such attorney-in-fact may deem necessary or advisable to enable the above-referenced investment companies that are registered with the Commission (the “Registrants”) to comply with the applicable laws of the United States, any individual state or similar jurisdiction of the United States, and in connection therewith to execute and file all requisite papers and documents, including but not limited to, applications, reports, notices, surety bonds, irrevocable consents and appointments of attorneys for service of process; granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act requisite and necessary to be done in connection therewith, as fully as the relevant Registrant and undersigned person might or could do herself, himself or itself or in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned have executed this Power of Attorney in the capacity indicated to be effective as of the date first written above.

/s/ James E. Davey James E. Davey	Director/Trustee, President and Chief Executive Officer
/s/ Amy N. Furlong Amy N. Furlong	Treasurer (Principal Financial and Principal Accounting Officer)
/s/ William P. Johnston William P. Johnston	Chairman of the Board, Director/Trustee
/s/ Hilary E. Ackermann Hilary E. Ackermann	Director/Trustee
/s/ Robin C. Beery Robin C. Beery	Director/Trustee
/s/ Lynn S. Birdsong Lynn S. Birdsong	Director/Trustee
/s/ Christine R. Detrick Christine R. Detrick	Director/Trustee
/s/ Duane E. Hill Duane E. Hill	Director/Trustee
/s/ Phillip O. Peterson Phillip O. Peterson	Director/Trustee
/s/ Lemma W. Senbet Lemma W. Senbet	Director/Trustee
/s/ David Sung David Sung	Director/Trustee